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EXHIBIT 99.1

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Michael E. Hart, the Chief Executive Officer of Allos Therapeutics, Inc. (the "Company"), and Daniel R. Hudspeth, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

        1.    The Company's Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

Dated: March 27, 2003

/s/ Michael E. Hart Michael E. Hart Chief Executive Officer	/s/ Daniel R. Hudspeth Daniel R. Hudspeth Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Allos Therapeutics, Inc. and will be retained by Allos Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION